UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 San Felipe St., Suite 500 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 587-8170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of Coya Therapeutics, Inc. (the “Company”) approved equity compensation grants for the Company’s executive officers, Howard Berman, Ph.D., Chief Executive Officer, Adrian Hepner, M.D., Ph.D., President and Chief Medical Officer and David Snyder, Chief Financial Officer and Chief Operating Officer.

The Committee approved the grant of options (the “Options”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in the following amounts: Dr. Berman was granted Options to purchase 165,000 shares of Common Stock, and Dr. Hepner and Mr. Snyder were each granted Options to purchase 115,000 shares of Common Stock. The Options were granted in accordance with the terms of the Company’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”). The Options have an exercise price of $3.85 per share, the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of grant, and will vest in 36 equal monthly installments commencing one month after the date of grant, with full acceleration of vesting upon a Change in Control (as defined in the Plan). The Options will expire 10 years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: March 1, 2023	By:	/s/ Howard Berman
	Name:	Howard Berman
	Title:	Chief Executive Officer